Calculation of Filing Fee Tables
F-3
Suzano S.A.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of Suzano Netherlands B.V.	457(r)				0.0001531
Fees to be Paid	2	Debt	Debt Securities of Suzano Austria GmbH	457(r)				0.0001531
Fees to be Paid	3	Other	Guarantee of Suzano S.A.	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Debt securities of Suzano Netherlands B.V. and debt securities of Suzano Austria GmbH, each fully and unconditionally guaranteed by Suzano S.A. (3) An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices pursuant to this registration statement. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) Debt securities of Suzano Netherlands B.V. and debt securities of Suzano Austria GmbH, each fully and unconditionally guaranteed by Suzano S.A. (3) An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices pursuant to this registration statement. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) Debt securities of Suzano Netherlands B.V. and debt securities of Suzano Austria GmbH, each fully and unconditionally guaranteed by Suzano S.A. (2) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the Guarantees by Suzano S.A. of Suzano Netherlands B.V. and Suzano Austria GmbH Debt Securities is payable. (3) An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices pursuant to this registration statement. (4) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.